UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Fifth Third Bank Construction Loan Agreement

As previously disclosed, on February 28, 2019, FuelCell Energy, Inc. (the “Company”), through its indirect wholly-owned subsidiary, Groton Station Fuel Cell, LLC (“Groton Borrower”), entered into a Construction Loan Agreement (the “Groton Agreement”) with Fifth Third Bank (“Fifth Third”) pursuant to which Fifth Third agreed to make available to Groton Borrower a construction loan facility in an aggregate principal amount of up to $23.0 million (the “Groton Facility”) to fund the manufacture, construction, installation, commissioning and start-up of the 7.4 MW fuel cell power plant for the Connecticut Municipal Electric Energy Cooperative located on the U.S. Navy submarine base in Groton, Connecticut.  Groton Borrower made an initial draw under the Groton Facility on the date of closing of $9.7 million and made a draw of $1.4 million in April 2019.  The total outstanding balance as of October 21, 2019 was $11.1 million.

On August 13, 2019, Groton Borrower and Fifth Third entered into Amendment No. 1 to the Groton Agreement, which reduced the aggregate principal amount available to Groton Borrower under the Groton Facility from $23.0 million to $18.0 million and pursuant to which Groton Borrower committed to, among other things, deliver to Fifth Third, no later than September 28, 2019 (which deadline was automatically extended to October 21, 2019 upon the Company’s repayment of its corporate loan facility with Hercules Capital, Inc. on September 30, 2019), a binding loan agreement for permanent financing and one or more binding letters of intent from tax equity investors.

On October 21, 2019, Groton Borrower and Fifth Third entered into Amendment No. 2 to the Groton Agreement (the “Second Groton Amendment”), pursuant to which Groton Borrower agreed to deliver to Fifth Third, no later than December 16, 2019, a binding agreement, in form and substance reasonably acceptable to Fifth Third:  (i) executed by Groton Borrower and one or more Take-out Lenders (as defined in the Groton Agreement), pursuant to which the Take-out Lenders shall have, individually or collectively, agreed to provide a Take-out Financing (as defined in the Groton Agreement); or (ii) executed by Groton Borrower and one or more tax equity investors or other third parties, pursuant to which such tax equity investors or third parties, via a tax equity or other financing transaction, shall have, individually or collectively, agreed to provide funds to Groton Borrower in an amount no less than the then-outstanding Construction Loans (as defined in the Groton Agreement) under the Groton Agreement and accrued interest; provided, however, that if (A) neither such binding agreement nor a commitment letter for either of such agreements (which commitment letter shall not include a due diligence or similar funding condition) is provided to Fifth Third by November 21, 2019, then commencing on November 22, 2019 until delivery of such commitment letter, the interest rate on the loans shall be the LIBOR rate plus 4% per annum and within three business days after such date, Groton Borrower shall pay to Fifth Third a fee of $15,000 and (B) such binding agreement is not provided to Fifth Third by December 16, 2019, then commencing on December 17, 2019, the outstanding obligations under the Groton Agreement will bear interest at a rate equal to the LIBOR rate plus 6% per annum.

In conjunction with execution of the Second Groton Amendment, Groton Borrower will pay an amendment fee of $15,000 to Fifth Third.

The foregoing summary of the terms of the Second Groton Amendment is qualified in its entirety by reference to the full text of the Second Groton Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Recent Sales of Common Stock

During the period beginning on October 7, 2019 and ending on (and including) October 18, 2019, the Company issued and sold, under its previously announced “at-the-market” equity program, a total of approximately 10.1 million shares of its common stock at an average sale price of $0.30 per share and raised aggregate gross proceeds of approximately $3.0 million before deducting expenses and commissions. Commissions of $0.1 million were paid to the agent making the sales during such period, resulting in net proceeds to the Company of approximately $2.9 million. The sales were completed pursuant to the At Market Issuance Sales Agreement (the “Sales Agreement”) between the Company and B. Riley FBR, Inc., dated October 4, 2019, which the Company filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2019.

The shares sold under the Sales Agreement were issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-226792), previously filed with the SEC on August 10, 2018, and declared effective by the SEC on August 21, 2018. A prospectus supplement related to the Company’s at-the-market equity program was also filed with the SEC on October 4, 2019. This Current Report on Form 8-K does not constitute and shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of shares of the Company’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

As the Company has sold an aggregate of approximately 10.1 million shares of common stock under the Sales Agreement as of October 18, 2019, the Company may sell up to approximately 27.9 million shares of common stock in the future under its at-the-market equity program (under the Sales Agreement referenced above), subject to contractual requirements, trading windows and market conditions.

As of October 22, 2019, there were 193,609,096 shares of common stock of the Company, par value $0.0001 per share, outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to Construction Loan Agreement, dated as of October 21, 2019, by and between and Groton Station Fuel Cell, LLC and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 25, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer